                                        Exhibit 10.02

RESOLUTIONS REGARDING THE
SCANA CORPORATION EXECUTIVE DEFERRED
COMPENSATION PLAN

Pursuant to the authority granted to the Board of Directors of SCANA Corporation as evidenced in Section 10.9 of the SCANA Corporation Executive Deferred Compensation Plan, the plan is amended and the following resolutions are hereby adopted this 20th day of December, 2005:

WHEREAS, SCANA Corporation (“SCANA”) maintains the Executive Deferred Compensation Plan (“EDCP”) for the benefit of certain of SCANA’s employees;

WHEREAS, IRS Notice 2005-1 (Q&A-21) provides that, with respect to deferrals subject to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) that relate to certain services performed on or before December 31, 2005, SCANA may make available the opportunity to defer compensation related to services performed during 2005 as long as that deferral election is made not later than March 15, 2005.

WHEREAS, the Plan is required to be amended, no later than December 31, 2005, to reflect the right of participants to make such deferral elections during 2005 and prior to March 15, 2005.

NOW, THEREFORE, BE IT

RESOLVED, that pursuant to IRS Notice 2005-1 (Q&A-21), with respect to EDCP deferrals subject to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) that relate to services performed on or before December 31, 2005, EDCP is amended to provide for a participant’s ability to make or change a Basic Deferral or Additional Deferral election by March 15, 2005 for compensation otherwise payable in 2005 after the election is made (which amendments shall be reflected in an overall restatement of EDCP which shall be amended to reflect provisions consistent with the Section 409A provisions).

RESOLVED, that the proper officers of SCANA hereby are authorized and directed to take all such actions and to make, execute and deliver, or cause to be made, executed, and delivered, any and all such documents, certificates and agreements, in the name and on behalf of SCANA, and to incur such fees and expenses as each such officer may deem necessary or desirable, in his or her discretion, to effectuate the foregoing resolutions.

IN WITNESS WHEREOF, the Company has caused this SCANA Corporation Executive Deferred Compensation Plan to be amended by its duly authorized officer to be effective as of December 20, 2005.

SCANA Corporation

By: /s/William B. Timmerman

Title: Chairman, President & CEO

ATTEST:

/s/Lynn M. Williams
Secretary